UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2016, Gwen Fyfe, M.D. informed our company that she will not stand for re-election to our Board of Directors (the “Board”) at our 2016 annual meeting of stockholders on June 17, 2016 (the “2016 Annual Meeting”). Dr. Fyfe will continue to serve as a member of our Board until the expiration of her term at our 2016 Annual Meeting. We have entered into a consulting arrangement with Dr. Fyfe reflecting the scientific and medical advisory services she is providing in preparation for potential regulatory submissions with duvelisib in 2016. Such services will be provided pursuant to a fixed-term, terminable, hourly rate agreement that we have determined is not a material definitive agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: April 11, 2016	By:	/s/ William C. Bertrand, Jr.
William C. Bertrand, Jr. EVP & General Counsel